Exhibit 15.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-266137) pertaining to the Employee and Consultant Share Option Plan and the Incentive Plan of ioneer Ltd of our report dated April 29, 2026, with respect to the consolidated financial statements of ioneer Ltd included in this Transition report (Form 20-F) for the six month period ended December 31, 2025.

/s/ Ernst & Young
Sydney, Australia
April 29, 2026